Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329

March 22, 2024

Denali Therapeutics Inc.
161 Oyster Point Blvd.
South San Francisco, California 94080
Re: Registration Statement on Form S-3ASR
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3ASR (the “Registration Statement”), filed by Denali Therapeutics Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the offer and resale of an aggregate of 29,290,754 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).
All of the Shares are being registered for resale on behalf of certain stockholders of the Company, including their transferees, pledgees or donees or their respective successors (the “Selling Stockholders”), pursuant to that certain Securities Purchase Agreement, dated February 27, 2024, by and among the Company and the Selling Stockholders (the “Purchase Agreement”). The Shares consist of (i) 3,244,689 outstanding shares of Common Stock (the “Common Shares”) that are held by certain of the Selling Stockholders and (ii) 26,046,065 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) that are held by certain of the Selling Stockholders.
AUSTIN        BEIJING       BOSTON       BRUSSELS       HONG KONG       LONDON       LOS ANGELES       NEW YORK        PALO ALTO
SAN DIEGO       SAN FRANCISCO       SEATTLE       SHANGHAI       WASHINGTON, DC       WILMINGTON, DE

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post effective amendments), will have become effective under the Act; (e) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the accompanying prospectus, including any supplement thereto; (f) that any applicable definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Selling Stockholders and the other parties thereto; and (g) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that:
(1)The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.
(2)The Warrant Shares have been duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
Our opinion that any document is legal, valid and binding is qualified as to:
(a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;
(b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
(c)the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.
We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation